UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 7, 2006
Idenix Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation	000-49839 (Commission File Number)	45-0478605 (IRS Employer Identification No.)
60 Hampshire Street, Cambridge, MA, 02139
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 995-9800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 1.01.  Entry into a Material Definitive Agreement
     At meetings of the Board of Directors and the Compensation Committee of the Board of Directors of Idenix Pharmaceuticals, Inc. (the “Company”) held on March 7, 2006, the directors authorized the payment of annual bonus awards to the Company’s executive officers for services rendered during the year ended December 31, 2005. Additionally, the directors approved annual base salaries and targets for cash and equity bonuses for 2006 for each of the Company’s executive officers.
     Identified below is the 2005 cash and equity bonus award and 2006 annual base salary, target cash and equity bonus data with respect to each of the Company’s “named executive officers” (as defined in Regulation S-K item 402(a)(3)). For each named executive officer, the 2005 cash bonus and the award of stock options was based on the Company’s overall 2005 performance, as well as each officer’s individual performance measured against performance goals established at the beginning of the fiscal year for both the Company and the respective officer. The corporate performance component accounted for 60% of the total bonus and the individual performance component accounted for 40% of the total bonus. For each of 2005 and 2006, the goals and performance criteria include continuation of the timely and successful development of the Company’s product candidates and effective management of growing operations at the Company.
     Each executive officer named below is a party to an employment agreement with the Company. These agreements have been filed as exhibits to the Company’s Registration Statement on Form S-1 (No. 333-111157). The agreements provide for the annual payment of bonuses in a range from zero to 200% of the target amount, dependent upon achievement of the performance goals identified at the beginning of each year. The bonus targets for each officer were established in the respective employment agreements. To the extent that such targets increase, the newly increased target amount becomes the minimum target amount for all future periods remaining during the term of the employment agreement.

	2005			2006
		Option			Target Bonus	Target
	Cash	Grant		Base	(% of base	Option Award
Named Executive Officer	Bonus	(shares)(1)		Salary	salary)	(shares)

Jean-Pierre Sommadossi	$350,000	150,000	(2)	$525,000	60%	150,000
Chairman of the Board
President and Chief
Executive Officer

David A. Arkowitz	134,415	30,000	(3)	313,635	50%	40,000
Chief Financial Officer and
Treasurer

Guy Macdonald	134,415	30,000	(3)	313,635	50%	40,000
Executive Vice President,
Operations

Nathaniel A. Brown	159,500	30,000	(3)	307,400	50%	40,000
Chief Medical Officer,
Executive Vice President,
Clinical Research

Andrea J. Corcoran	93,730	30,000	(3)	275,834	35%	30,000
Executive Vice President,
Legal and Administration

(1)	The options have been granted pursuant to the 2005 Stock Incentive Plan and are evidenced by stock option agreements that been approved by the Compensation Committee. The terms and conditions of these awards are substantially consistent with those granted to other employees of Idenix, except for the period over which the options awarded to the CEO vest and the provisions related to option vesting in the event of a change of control or, in some circumstances, termination of employment. These terms and conditions are set forth in the employment agreements between the Company and the respective officer.

(2)	The option vests and becomes exercisable as to 30,000 shares on March 6, 2007 and as to 2,500 shares on the last day of each month thereafter for a period of 48 months.

(3)	The option vests and becomes exercisable as to 625 shares on the last day of each month for a 48 month period beginning on March 31, 2006.
Additional information regarding compensation of executive officers will be included in Idenix’s proxy statement to be filed in connection with its Annual Meeting of Stockholders to be held on June 14, 2006.
Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

None.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.
March 13, 2006	By:	/s/ Andrea J. Corcoran
Andrea J. Corcoran
Executive Vice President, Legal and Administration